EXHIBIT 3.1

                  CERTIFICATE OF INCORPORATION

                               OF

             ALLEGHENY COMMUNICATIONS CONNECT, INC.



          The undersigned, a natural person, for the purpose of

organizing a corporation for conducting the business and

promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of

Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation

Law of the State of Delaware"), hereby certifies that:

          FIRST:  The name of this Corporation shall be:

             ALLEGHENY COMMUNICATIONS CONNECT, INC.

          SECOND:  Its registered office in the State of Delaware

is to be located at 1013 Centre Road, in the City of Wilmington,

in the County of New Castle and its Registered Agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The nature of the business and the objects and

purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

          The purpose of the corporation is to engage in any

lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as

presently enacted and as may hereafter be amended.

          FOURTH:  The total number of share of stock which this

corporation is authorized to issue is:

          1,000 Share of common stock at No Par Value

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          FIFTH:  The name and address of the incorporator is as

follows:

          Theresa J. Colecchia
          C/o Allegheny Power Service Corporation
          800 Cabin Hill Drive
          Greensburg, PA 15601

          SIXTH:  The Directors shall have power to make and to

alter or amend the By-Laws:  to fix the amount to be reserved as working capital, and to authorize and cause to be executed,

mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

          With the consent in writing, and pursuant to a majority

vote of the holder of the capital stock issued and outstanding,

the Directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

          The By-Laws shall determine whether and to what extent

the account and books of this corporation, or any of them, shall be open to the inspection of the stockholders:  no stockholder shall have any right of inspecting any account, or book, or

document of this Corporation, except as conferred b the law or the By-Laws, or by resolution of the stockholders.

          The stockholders and directors shall have power to hold

their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as my be, from time to time, designated b the By-Laws or by

resolution of the stockholder or directors, except as otherwise required b the laws of Delaware.

          It is the intention that the object, purposes and

powers specified in the THIRD paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation,

but that the object, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this

charter shall be regarded as independent objects, purposes and powers.

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          SEVENTH:  No director of the Corporation shall be

liable to the Corporation or its stockholders for monetary

damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders. (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. (iii) under section 174 of the General

Corporation Law of the State of Delaware, or (iv) for any

transaction from which the director derived an improper personal benefit.

          IN WITNESS WHEREOF, I have hereunto set my hand and

seal this 11th day of April, A.D. 1996.

                               /s/ Theresa J. Colecchia
                                   Theresa J. Colecchia



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